                                                                   Exhibit 10.31



March 15, 1999

Wally Chin
Kamehameha Activities Association
567 South King Street, Suite 301
Honolulu, HI 96813

Dear Mr. Chin:

      This letter (this "Letter Agreement") sets forth the agreement among Kamehameha Activities Association ("KAA" or "Knight") and The Goldman Sachs Group, L.P. ("GS Group") with respect to certain matters, including matters relating to the Plan of Incorporation (the "Plan") approved by the Schedule II Limited Partners of GS Group in March 1999 pursuant to Paragraph 14 of Article I of the Memorandum of Agreement of GS Group, as amended and restated November 28, 1998 (the "GS Group Partnership Agreement"). Set forth as Exhibit 1 hereto is a true and complete copy of the Plan, in the form submitted to the Schedule II Limited Partners of GS Group, together with all exhibits referred to therein.

      Reference is made to the GS Group Partnership Agreement and to (i) the Subscription Agreement, dated as of April 24, 1992 (the "1992 Subscription Agreement"), among The Trustees of the Estate of Bernice Pauahi Bishop (the "Bishop Estate"), Pauahi Holdings Corporation ("Knight's Parent") and Royal Hawaiian Shopping Center, Inc. ("RHSC"), which has transferred all its interests in GS Group to KAA pursuant to an Assumption Agreement (the "Assumption Agreement") dated as of July 15, 1998 between KAA and RHSC for the benefit of GS Group, and GS Group, (ii) the Subscription Agreement, dated as of November 21, 1994 (the "1994 Subscription Agreement" and, collectively with the 1992 Subscription Agreement, the "Subscription Agreements"), among the Bishop Estate, Knight's Parent and RHSC and GS Group, and (iii) the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of April 24, 1992, between RHSC and GS Group, as amended by Amendment No. 1 thereto dated November 24, 1994. KAA has assumed all of RHSC's rights and obligations under the Subscription Agreements and the Registration Rights Agreement pursuant to the Assumption Agreement. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed thereto in the Subscription Agreements or the GS Partnership Agreement, as applicable. This Letter Agreement shall be a modification of and an amendment

Kamehameha Activities Association
March 15, 1999
Page 2


to the Subscription Agreements and the Registration Rights Agreement to the extent set forth herein.

      The parties hereby agree as follows:

            1. Adjustment to Part J Actual Capital and Part P Actual Capital; Other Distributions. Upon calculation of any adjustment to KAA's Part J Interest as of November 28, 1998 pursuant to Article VI, Section 3(c) of the GS Group Partnership Agreement and KAA's Part P Interest as of November 28, 1998 pursuant to Article VII, Section 3(c) of the GS Group Partnership Agreement, the parties agree that the aggregate adjustment pursuant to each such applicable Section 3(c)(iii) or (iv) shall be made by a distribution of cash to KAA (if the adjustments contemplated by clause (iii) are applicable in the aggregate) or by KAA contributing additional capital to GS Group (if the adjustments contemplated by clause
      (iv) are applicable in the aggregate), in each case in accordance with the GS Group Partnership Agreement, and that Knight's Part J Actual Share and Knight's Part P Actual Share will not be adjusted.

            Pursuant to the existing capital withdrawal policy for Schedule II Limited Partners of GS Group ("PLPs"), each PLP has been permitted to make a withdrawal from his or her capital account. It is hereby agreed that KAA shall be permitted, in accordance with Paragraph 14 of Article I of the GS Group Partnership Agreement, to make a capital withdrawal, in the amount of $29,026,979, which, to the extent that KAA is required to contribute additional capital to GS Group pursuant to the first paragraph of this
      Section 1, shall be netted against such capital contribution by KAA.

            2. Common Stock to be Sold by KAA. KAA agrees that, if requested by The Goldman Sachs Group, Inc. ("GS Inc."), KAA shall sell 9,000,000 shares of Common Stock, $.01 par value, of GS Inc. ("Common Stock") in a secondary offering as a part of the initial public offering ("IPO") of GS Inc. KAA agrees (a) to sell such shares at the initial public offering price established by GS Inc. and the underwriters in the IPO, and (b) to cooperate fully in the registration and offering of such shares, including, without limitation, (1) furnishing any information relating to KAA or its affiliates necessary or advisable in the applicable registration statement and (2) executing an underwriting agreement, all on the same terms and conditions as are applicable to piggy-back registrations pursuant to Section 2(b) of the Registration Rights Agreement.

Kamehameha Activities Association
March 15, 1999
Page 3


            3. Hedging Restrictions. To the extent that securities of GS Inc. are subject to the limitations on disposition (otherwise than by the consent of GS Inc.) set forth in Section 4(a) hereof and in addition to the transfer restrictions set forth in the Subscription Agreements, as amended, KAA agrees that it and each of its affiliates will comply with the hedging restrictions of GS Inc. applicable to its managing directors set forth on Annex A hereto; provided, that if GS Inc. relaxes such hedging restrictions, such relaxation shall apply to KAA and its affiliates and, provided, further, that such hedging restrictions shall not apply to investment funds managed by persons unaffiliated with KAA in which KAA has an interest.

            4. Dispositions of Securities. (a) The provisions of Section 10(b)(iv) of each of the Subscription Agreements shall be replaced with the following:

            "In addition to the other restrictions on transfer included in this Agreement, Knight agrees as follows:

                (1) Other than as provided in Section 2 of the letter agreement
            (the "Letter Agreement"), dated as of March 15, 1999, among Knight and GS Group, and Section 10(b)(ii)(4) hereof, no securities of the Company may be disposed of by Knight, whether pursuant to exercise of demand rights or piggy-back rights, and no Disposition Notice may be given, earlier than the first anniversary of the date of the closing of the initial public offering of the Company (the "IPO Date").

                  (2) Subsequent to the first anniversary of the IPO Date and prior to the third anniversary of the IPO Date, Knight shall be permitted to dispose of, whether pursuant to the exercise of demand rights or piggy-back rights, in each 12-month period following the first and second anniversaries of the IPO Date, shares of Common Stock constituting in the aggregate up to 20% of the aggregate number of shares of Common Stock that Knight received under the Plan of Incorporation of the Partnership (the "Knight Original Block"); provided, however, that Knight, with the consent of the Company, which shall not be unreasonably withheld, may subsequent to the first anniversary of the IPO Date and prior

Kamehameha Activities Association
March 15, 1999
Page 4


            to the third anniversary of the IPO Date dispose of, whether pursuant to the exercise of demand rights or piggy-back rights, in each 12-month period following the first and second anniversaries of the IPO Date, shares of Common Stock constituting in the aggregate up to an additional number of shares of Common Stock equal to (a)
            13 1/3% of the Knight Original Block less (b) the number of shares of Common Stock disposed of pursuant to Section 10(b)(iv)(4) hereof in such 12-month period.

                (3) Subsequent to the third anniversary of the IPO Date, Knight may dispose of, whether pursuant to the exercise of demand rights or piggy-back rights, in each 12-month period following such anniversary shares of Common Stock constituting in the aggregate up to 33 1/3% of the Knight Original Block.

                (4) To the extent that the former Schedule II Limited Partners of the Partnership who are managing directors immediately following the IPO ("PMDs") sell shares of GS Inc. Common Stock in a secondary offering in an amount which in any one-year period following the IPO Date represents, in the aggregate, for all of such PMDs a greater percentage of the total Common Stock issued to such PMDs in connection with the Plan ("PMD Shares") than the applicable percentage specified for such one-year period in paragraph (1) (i.e., 0%), (2) (i.e., 20%) or (3) (i.e., 33 1/3%) above, Knight will be permitted in such one year period to dispose of up to such number of additional shares of Common Stock as would increase the permitted sales by Knight in such one year period to such higher percentage;

            provided, that, the restrictions on transfer set forth in this
            Section 10(d)(iv) shall no longer be applicable following a Change of Control (as defined below) and any such disposition may thereafter be made by Knight without regard to any such restrictions. For purposes of this Section 10(d)(iv), "Change of Control" means the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a "Reorganization") or sale or other disposition of all or

Kamehameha Activities Association
March 15, 1999
Page 5


            substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale") that in each case requires the approval of the Company's stockholders under the law of the Company's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale, either: (A) at least 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company in a Sale (in either case, the "Surviving Entity"), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended as of the date hereof) of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by the Company's securities (the "Company Securities") that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Securities were converted pursuant to such Reorganization or
            Sale) or (B) at least 50% of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval of the execution of the initial agreement providing for such Reorganization or Sale by the Board of Directors of the Company, individuals (the "Incumbent Directors") who either (1) were members of the Board of Directors of the Company on the IPO Date or (2) became directors subsequent to the IPO Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such persons are named as a nominee for director)."

            (b) KAA shall be permitted to deliver not more than 10 Disposition Notices under the Subscription Agreements and shall not have the right to deliver more than two Disposition Notices under the

Kamehameha Activities Association
March 15, 1999
Page 6


      Subscription Agreements and the Registration Rights Agreement in each 12-month period following the IPO Date.

            (c) Notwithstanding the foregoing restrictions on transferability of securities of GS Inc. and delivery of Disposition Notices, KAA shall have the right at any time to make a request of GS Inc. that KAA be permitted to dispose of shares of Common Stock. GS Inc. agrees that any such request will be given full consideration, taking into account such factors the Board of Directors of GS Inc. believes relevant, provided that KAA acknowledges and agrees that whether or not to grant any such request shall be at the sole discretion of GS Inc.

            5. Share Repurchases; Tender and Exchange Offers. If and to the extent that GS Inc. makes a general offer to repurchase PMD Shares from PMDs, GS Inc. shall permit KAA to participate as a seller in such transaction on a pro rata basis with the PMDs and on the same terms and conditions as apply to the PMDs. Notwithstanding anything in this Letter Agreement, the GS Group Partnership Agreement, the Subscription Agreements or the Registration Rights Agreement to the contrary, KAA may tender its shares of Common Stock of GS Inc. in any tender or exchange offer if the Board of Directors of GS Inc. is recommending acceptance of the tender or exchange offer or is not making any recommendation with respect to acceptance. Any shares of Common Stock purchased from KAA pursuant to this
      Section 5 shall reduce the number of shares that may be disposed of by KAA in the relevant 12-month period pursuant to Section 4 above.

            6. Voting Agreement. KAA agrees that, at the request of GS Inc., it will execute and deliver prior to the IPO Date the Voting Agreement attached hereto as Annex B. The parties hereby agree that the proxies that have been previously granted by KAA, Knight's Parent and the Bishop Estate pursuant to the Subscription Agreements will be terminated and cancelled upon the occurrence of (i) the consummation of the IPO and (ii) the execution and delivery of the Voting Agreement attached hereto as Annex B.

            7. Representations and Warranties. KAA hereby makes, and shall be deemed to have remade on the IPO Date, each of the representations and warranties set forth in Annex C attached hereto and

Kamehameha Activities Association
March 15, 1999
Page 7


      agrees that counsel to GS Group may rely thereon in rendering an opinion to GS Group as to tax matters.

            8. Certain Tax Matters. Notwithstanding that the Plan may not be consummated at the end of the fiscal year (as defined in the GS Group Partnership Agreement) of GS Group, KAA shall receive a distribution with respect to taxes on a pro rata basis with the United States PLPs and on the same terms and conditions as apply to PLPs in accordance with Article VI, Section 4 and Article VII, Section 4 of the GS Group Partnership Agreement; provided, that any such distribution shall be made net of interest at eight per cent per annum on KAA's Part J Actual Capital and Part P Actual Capital to the IPO Date.

            9. Stock Options. Each of the GS Group and GS Inc. represents and warrants to KAA that the Plan does not provide for the issuance of, and neither the GS Group nor GS Inc. has determined that GS Inc. will issue, stock options for shares of Common Stock to either the General Partner or some or all of the PLPs the issuance of which would require the prior consultation of GS Group and KAA pursuant to Article VI, Section 5(b)(i) and Article VII, Section 5(b)(i) of the GS Group Partnership Agreement.

            10. KAA to be a Party to Plan; Amendments to the Plan. By its execution of this Letter Agreement, KAA accepts the Plan and agrees to become a party to the Plan. GS Group agrees to amend the Plan to (a) add this Letter Agreement as an Exhibit to the Plan and provide that this Letter Agreement may not be amended without the consent of KAA and (b) provide that, notwithstanding the right of the general partner of GS Group to amend the Plan in any respect prior to the consummation of the Plan, an amendment to the Plan shall not be binding on KAA if such amendment (i) effects a modification to the Plan that makes the Plan, as so modified, inconsistent with Section 5 of Article VI and Section 5 of Article II of the GS Group Partnership Agreement (which provide for terms upon which a plan for the incorporation of the business of GS Group may be adopted without the consent of KAA), without the consent of KAA or (ii) effects a modification to Section 11 (Release and Indemnification Arrangements) or
      Section 16 (Other - Release) that (A) materially and adversely affects KAA's rights under the Plan and (B) is not of general applicability to all parties who are subject to the Section modified. GS

Kamehameha Activities Association
March 15, 1999
Page 8


      Group agrees to furnish KAA with notice and copies of any amendment to the Plan as promptly as practicable after its adoption.

            11. Termination. This Letter Agreement shall terminate upon the mutual written consent of the parties to such termination. In addition, this Letter Agreement shall be terminable by any party if (a) the IPO shall not have previously been consummated by December 31, 1999 or (b) the Plan is abandoned by the general partner of GS Group pursuant to its terms.

            12. Agreements Otherwise Unimpaired. Except as expressly provided in this Letter Agreement and the Plan of Incorporation, the Subscription Agreements, the Registration Rights Agreement and any other agreements between or among the parties to this Letter Agreement shall not be modified, impaired or affected.

            13. Successors and Assigns. This Letter Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (including, with respect to GS Group, GS Inc.).

            14. Governing Law. This Letter Agreement is being entered into and is intended to be performed in the State of New York and will be construed and enforced in accordance with and governed by the laws of the State of New York.

            15. Counterparts. This Letter Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

            Please indicate your agreement to the terms of this letter by signing in the space provided below.



                              THE GOLDMAN SACHS GROUP, L.P.
                              By The Goldman Sachs Corporation


                              By: /s/ David Viniar
                                  ------------------------------

Accepted and Agreed to as
of the date first above
written:

KAMEHAMEHA ACTIVITIES ASSOCIATION

By: /s/  Wallace Chin
    ------------------------------
    President

                                                                         Annex B


            Voting Agreement, dated as of ___________ __, 1999 (the "Voting
Agreement"), by and among [   ], on the one hand, and The Trustees of the Estate
of Bernice Pauahi Bishop, a private educational charitable trust organized under the laws of the State of Hawaii (the "Bishop Estate") and Kamehameha Activities Association, a Hawaii non-profit corporation ("Knight"), on the other hand.

            WHEREAS, pursuant to the Subscription Agreement, dated as of April 24, 1992 (the "1992 Subscription Agreement"), among the Bishop Estate, Pauahi Holdings Corporation, a Hawaii corporation ("Knight's Parent"), and Royal Hawaiian Shopping Center, Inc., a Hawaii corporation ("RHSC"), on the one hand, and The Goldman Sachs Group, L.P., a limited partnership organized under the laws of Delaware (the "Partnership"), on the other, the Bishop Estate, Knight's Parent and RHSC each delivered to the Partnership its irrevocable proxy, dated April 24, 1992, in the form of Annexes 4(a) and 4(b) to the 1992 Subscription Agreement (the "1992 Proxies");

            WHEREAS, pursuant to the Subscription Agreement, dated as of November 21, 1994 (the "1994 Subscription Agreement" and, collectively with the 1992 Subscription Agreement, as amended by the letter agreement, dated March 15, 1999 of which this Voting Agreement is Annex B, the "Subscription Agreements"), among the Bishop Estate, Knight's Parent and RHSC, on the one hand, and the Partnership, on the other, the Bishop Estate, Knight's Parent and RHSC each delivered to the Partnership its irrevocable proxy, dated November 21, 1994, in the form of Annexes 4(a) and 4(b) to the 1994 Subscription Agreement (the "1994 Proxies" and, collectively with the 1992 Proxies, the "Proxies");

            WHEREAS, on July 15, 1998, RHSC was merged with and into Knight's Parent and Knight's Parent assumed all of the rights and obligations of RHSC, including RHSC's obligations under the Subscription Agreements, the Proxies and the Memorandum of Agreement (defined below);

            WHEREAS, on July 15, 1998, through a series of transfers and mergers, Knight's Parent was merged with and into its successor and Knight, pursuant to the Assumption Agreement, dated as of July 15, 1998, between Knight and RHSC for the benefit of the Partnership, Knight assumed all of the rights and obligations of RHSC and Knight's Parent under the Subscription Agreements, the Proxies and the Memorandum of Agreement and agreed to be bound thereby;

            WHEREAS, pursuant to a Plan of Incorporation adopted pursuant to
Article I, Section 14 of the Partnership's Amended and Restated Memorandum of Agreement, dated as of November 28, 1998 (the "Memorandum of Agreement"), The Goldman Sachs Group, Inc., a Delaware corporation ("GS Inc."), will succeed to the business of the Partnership and, in connection therewith and pursuant to the terms of the Knight Partnership Provisions of (and as defined in) the Memorandum of Agreement and the Subscription Agreements, GS Inc. will issue securities to Knight;

            WHEREAS, the Securities are subject to the Proxies and GS Inc. is willing to terminate the Proxies in consideration of the agreements and undertakings of the Bishop Estate and Knight contained herein;

            [        ], the Bishop Estate and Knight hereby agree as follows:

            1. The Partnership and GS Inc., as successor to the Partnership, issuer of the securities and beneficiary of the Proxies, release each of the Bishop Estate and Knight from its Proxy.

            2. Each of the Bishop Estate and Knight agree, during the period of limited duration specified below, to vote any and all securities of GS Inc. or of any subsidiary of GS Inc. which have any voting rights, general or special (herein collectively referred to as "Securities"), and which the Bishop Estate or Knight may from time to time hold of record or beneficially own, and agree to cause any direct or indirect subsidiary of the Bishop Estate to vote any securities of GS Inc. or any subsidiary thereof that may be acquired by such subsidiary of the Bishop Estate, at any meeting of stockholders of GS Inc. or any such subsidiary (as the case may be), and to provide written consent on behalf of the Bishop Estate, Knight or any such subsidiary as to any matter as to which written consent is sought from the owners of any Securities, in each case (x) with respect to Securities of GS Inc., in the same manner as the majority of the shares of common stock held by the managing directors of GS Inc. shall be voted or consented in the vote of the stockholders of GS Inc. and (y) in the case of Securities of a subsidiary of GS Inc., in the same manner as the shares of common stock held by the immediate parent of such subsidiary shall be voted or consented. Notwithstanding the foregoing, however, this agreement shall not extend to the approval of any change or modification in (i) the Registration Rights Agreement, the Subscription Agreements or this Agreement or (ii) the material terms of any Securities held by the Bishop Estate or Knight. For purposes of this Voting Agreement, the exchange, conversion or other transfer of Securities or any other securities by or on behalf of the Bishop Estate, Knight or any direct or indirect subsidiary of the Bishop Estate or Knight for other securities of GS Inc. (or any successor or assign thereof) pursuant to and in accordance with the Subscription Agreements and/or the Knight Partnership Provisions shall not be considered a change in the material terms of Securities held by the Bishop Estate or Knight.

            3. For purposes of this Voting Agreement, "Securities" includes, without limitation, any securities which have voting rights, general or special of GS Inc. or any subsidiary thereof issued to Knight pursuant to the Subscription Agreements or the "Knight Partnership Provisions" referred to in the Subscription Agreements. The provisions of this Agreement shall apply to Securities of any successor or assign of GS Inc. (except an acquirer of the business of GS Inc. as referred to in Section 6(c) of the Knight Partnership Provisions) on the terms set forth therein.

            4. This Voting Agreement shall terminate on the date of the final disposition by the Bishop Estate and Knight of any and all Securities referred to in Section 13(c) of the Subscription Agreements or the cancellation thereof.

            5. To the extent (if any) the Bishop Estate and Knight would retain under law, regardless of the agreements in paragraph 2 hereof, any residual rights inconsistent with paragraph 2 hereof, each of the Bishop Estate and Knight, in consideration of the release by the Partnership and GS Inc. of each of the Bishop Estate and Knight from its Proxy, and as agreed with (and relied on by) the Partnership and GS Inc., hereby specifically and expressly (i) waives such rights, (ii) agrees never to exercise such rights and (iii) agrees never to claim, as a complaint or a defense, or otherwise assert that this Voting Agreement is not valid or enforceable.

            6. The invalidity or unenforceability of any provisions of this Voting Agreement shall not affect the validity or enforceability of any other provision. To the extent (if any) any provision hereof is deemed invalid or unenforceable by its scope but may be made valid or enforceable by limitations thereon, the undersigned intend that this Voting Agreement shall be valid and enforceable to the fullest extent permitted by law.

            7. (a) THIS VOTING AGREEMENT SHALL BE GOVERNED BY AND WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

            (b) Any dispute, controversy or claim arising out of or relating to provisions of this Voting Agreement shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL") in effect on the date of this Agreement. The number of arbitrators shall be three and the Administering Authority shall be the American Arbitration Association. The tribunal shall adopt rules of procedure supplementary to the rules of UNCITRAL as it deems equitable under the circumstances. All direct costs of an arbitration proceeding under this Section, including fees and expenses of arbitration, shall be borne by the party incurring them. The place of arbitration shall be The City of New York. The arbitration shall be conducted in the English language. An award rendered by all or a majority of the arbitrators shall be final and binding, and judgment may be entered upon it in any court having jurisdiction. In no event shall this subsection be construed as conferring upon any court authority or jurisdiction to inquire into or review such award on its merits. The parties agree to exclude any right of application or appeal to the Federal, New York State and any other courts in connection with any question of law or fact arising in the course of the arbitration or with respect to any award made.

            8. All notices and other communications hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to the Bishop Estate or Knight, at Kamehameha Activities Association, 567 South King Street, Suite 150, Honolulu, Hawaii 96813,
      Attention: President, or at such other address as Knight shall furnish to GS Inc. in writing, or (b) if to the Partnership or GS Inc., at 85 Broad Street, New York, New York 10004, Attention: General Counsel, or at such other address as GS Inc. shall furnish to the Bishop Estate or Knight in writing.

            9. This Voting Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, that this Voting Agreement shall not be binding upon a transferee of Securities that is not affiliated with the Bishop Estate or Knight who acquired such Securities in a disposition which is permitted under the Subscription Agreements. This Voting Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date above written.

                           THE TRUSTEES OF THE ESTATE OF BERNICE PAUAHI BISHOP



                           By:_________________________________________________



                           By:_________________________________________________



                           By:_________________________________________________


                           KAMEHAMEHA ACTIVITIES ASSOCIATION



                           By:_________________________________________________



                           By:_________________________________________________



                           [                                 ]



                           By:_________________________________________________



                           [                                 ]



                           By:_________________________________________________